UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2009

NeoPharm, Inc.
(Exact name of registrant as specified in charter)

Delaware	33-90516	51-0327886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Waukegan Road, Suite 970, Lake Bluff, IL 60044
(Address of principal executive offices, including Zip Code)

(847) 887-0800
Registrant’s telephone number, including area code

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 23, 2009, NeoPharm, Inc. (the "Company") announced that it has notified the Nasdaq Stock Market of its intent to voluntarily delist its common stock from the Nasdaq Capital Market by filing a Form 25 with the Securities and Exchange Commission ("SEC") on or about February 2, 2009. The Company anticipates that the Form 25 will become effective 10 days after the date of filing.  Accordingly, the Company expects that the last day of trading of its common stock on the Nasdaq Capital Market will be on or about February 12, 2009.  The Company's Board of Directors unanimously approved the voluntary delisting of the common stock on January 19, 2009, at its regularly scheduled board meeting.

The Company has previously disclosed that it is currently not in compliance with Marketplace Rule 4310(c)(4), which is currently suspended, but which would otherwise require that the Company evidence a minimum closing bid price of $1.00 per share.  The Company is not currently subject to delisting due to the deficiency as a result of Nasdaq's decision to temporarily suspend for all companies currently listed on any Nasdaq market, the bid price and market value requirements for continued listing on such Nasdaq markets, given the recent extraordinary market conditions.

A copy of the Company's press release is attached hereto as Exhibit 99.1.

Item 8.01     Other Events

On or about February 12, 2009, the anticipated effective date of the delisting of the Company's common stock from the Nasdaq Capital Market, the Company intends to file a Form 15 with the SEC to voluntarily affect the deregistration of its common stock.  The Company is eligible to deregister by filing Form 15 as a result of having fewer than 300 shareholders of record of its common stock.  Upon the filing of the Form 15, the Company's obligations to file certain reports with the SEC, including, but not limited to, Form 10-K, 10-Q and 8-K, will immediately be suspended The Company expects the deregistration to become effective ninety (90) days after filing the Form 15 with the SEC.  The Company's Board of Directors unanimously approved the voluntary deregistration of the common stock under the Securities Exchange Act of 1934, as amended, on January 19, 2009, at its regularly scheduled meeting.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibits No.	Description

99.1	Press Release issued by NeoPharm, Inc. January 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 23, 2009	NEOPHARM, INC.

		By:	/s/ Laurence P. Birch
Laurence P. Birch,
President and CEO

EXHIBIT INDEX

Current Report on Form 8-K

Dated January 23, 2009

NeoPharm, Inc.

Exhibit No.	Description of Exhibits

99.1	Press Release issued by NeoPharm, Inc. dated January 23, 2009.